TRAFFIX
CONTACT:	Daniel Harvey Traffix, Inc. (845) 620-1212 ext. 231 danh@traffixinc.com

KCSA
CONTACT:	Todd Fromer/Erica Levy Kay (212) 682-6300 ext. 215/208 tfromer@kcsa.com/elevy@kcsa.com http://www.kcsa.com

FOR IMMEDIATE RELEASE

TRAFFIX, INC. REPORTS FIRST QUARTER 2006 RESULTS
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•	Board of Directors Declares Dividend of $0.08 Per Share

Pearl River, NY - April 13, 2006 Traffix, Inc. -- (NASDAQ:TRFX), a premier interactive media company, today reported financial results for the first fiscal quarter ended February 28, 2006.

Net Revenue for the quarter ended February 28, 2006 increased 32% to $17.0 million, from $12.9 million for the comparable quarter of fiscal 2005. Income from operations increased 249% to $0.691 million from $0.198 million in the comparable quarter of fiscal 2005. Earnings before interest, income taxes, depreciation and amortization (EBITDA)(1) for the three months ended February 28, 2006 increased 96% to $1.268 million, from $0.648 million in the comparable quarter of Fiscal 2005. Income from Operations and EBITDA were impacted by $172,000 in non-cash stock-based compensation expense for the three months ended February 28, 2006.

Net income was $423,000, or $0.03 per diluted share, compared to net income of $623,000, or $0.05 per diluted share, in the comparable quarter of fiscal 2005.

The company reported that on a sequential basis, net revenue increased $0.560 million, or 3%, to $17.0 million, as compared to $16.4 million in the fourth quarter of fiscal 2005. Income from operations increased 45% to $691,000 from $478,000 in the fourth quarter of fiscal 2005. Income from operations was impacted by $172,000 in non-cash stock-based compensation expense for the three months ended February 28, 2006; income from operations for the fourth quarter of fiscal 2005 was not impacted by non-cash stock-based compensation expense. The fiscal 2005 fourth quarter also included a $0.600 million bad debt recapture, compared to $0.084 million in net-bad debt expense reported in the first quarter of fiscal 2006.

Commenting on the quarter, Jeffrey L. Schwartz, Chairman and Chief Executive Officer of Traffix said, “2006 is starting off well, as represented by our successfully growing revenues 32% on a comparable basis, and our increasing comparative income from operations by $0.493 million. We saw promising growth in the operating profitability of our business and anticipate further growth in future fiscal periods fueled by our Search Engine Marketing activities and our On-line Advertising business”.

Mr. Schwartz concluded, “Management will work to build on the momentum started in the first quarter and continue to focus on growing revenues, expanding margins and building shareholder value. We anticipate that our On-line Advertising and Media Service segment activities will continue to grow our revenues and we anticipate this will continue to drive improved operating margins and increased comparative net income in future fiscal periods. We are particularly excited about the inroads we have made in the nascent mobile marketing arena, and believe that we are establishing an early market position advantage. We are very excited about the launch of mxFocus and the potential that this new media channel could have on our future operations.

The Company reported that the Board of Directors declared a dividend of $.08 per share to shareholders of record as of April 24, 2006, payable on or about May 3, 2006.

About Traffix, Inc:

Traffix, Inc is a premier interactive media company that develops its own content and builds communities tailored to consumers’ specific interests and lifestyles.  Its full solution marketing services group delivers media, analytics and results to third parties through its three business groups:

•
Traffix Performance Marketing () offers marketers brand and performance based distribution solutions though the Traffix network of entertaining web destinations, via its proprietary ad-serving optimization technology.

•	SendTraffic () is a performance focused, search engine marketing firm focused on building online presence, optimizing marketing expenditures and retaining customers.
•
Hot Rocket Marketing () is an online direct-response media firm servicing advertisers, publishers and agencies by leveraging vast online inventory across sites, networks, search engines and email to drive users to client web properties, generating qualified leads, registrations and sales.

•	mxFocus () develops and distributes content and services for mobile phones and devices and provides interactive mobile media solutions for advertisers, marketers and content providers.

For more information about Traffix, Inc., visit the website at www.traffixinc.com.

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This release contains certain forward-looking statements and information relating to Traffix that are based on the beliefs of Traffix's management, as well as assumptions made by and information currently available to the Company. Such statements reflect the current views of the Company with respect to future events including estimates and projections about Traffix's business based on certain assumptions of Traffix's management, including those described in this Release. These statements are not guarantees of future performance and involve risk and uncertainties that are difficult to predict, including changes in demand for the Company's services and products, changes in technology and the regulatory environment affecting the Company's business, and difficulties encountered in the integration of acquired businesses. Should one or more of these underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated or expected. The Company does not intend to update these forward-looking statements.

You may register to receive Traffix's future press releases or to download a complete Digital Investor Kit(TM) including press releases, regulatory filings and corporate materials by clicking on the "Digital Investor Kit(TM)" icon at www.kcsa.com.

TRAFFIX, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
	Three Months Ended
	February 28,	February 28,
	2006	2005
Net revenue	$17,022,812	$12,924,931
Cost of sales	9,568,640	7,286,476
Gross profit	7,454,172	5,638,455
Selling expenses	1,004,009	817,175
General and administrative expenses (including stock-based
compensation of $172,240)	5,074,083	4,263,951
Other operating (income) expense	24,113	(175,805)
Amortization of intangibles	361,975	275,162
Depreciation expense	214,581	174,946
Bad debt expense	84,286	85,225
Income from operations	691,125	197,801
Other income (expense):
Interest income and dividends	241,992	187,823
Realized (losses) gains on marketable securities	(18,352)	585,268
Realized gain on sale of subsidiary	-	195,000
Other non-operating income (expense)	4,117	(8,710)
Minority interest in income of consolidated
subsidiary	(200,095)	(97,645)
Income before provision for
income taxes	718,787	1,059,537
Provision for income taxes	296,069	436,256
Net income	$422,718	$623,281
Basic earnings per share:
Net income	$0.03	$0.05
Weighted average shares outstanding	14,259,543	13,597,621
Diluted earnings per share:
Net income	$0.03	$0.04
Weighted average shares outstanding	14,461,735	14,249,901
Cash dividend declared per common share	$0.08	$-

TRAFFIX, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	February 28,	November 30,
	2006	2005
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$10,786,783	$9,335,723
Marketable securities	17,020,104	18,908,064
Accounts receivable, trade, net of allowance for doubtful accounts
of $1,109,946 at February 28, 2006 and $1,025,661 at November 30, 2005	10,287,553	11,137,275
Deferred income taxes	1,371,934	1,379,877
Prepaid expenses and other current assets	719,814	1,078,621
Total current assets	40,186,188	41,839,560
Marketable securities	2,681,950	2,662,905
Property and equipment, net	2,238,005	2,317,690
Goodwill	7,834,941	6,426,336
Other intangibles, net	2,179,358	2,538,223
Deferred income taxes	481,642	478,050
Total assets	$55,602,084	$56,262,764
Liabilities
Current liabilities:
Accounts payable	$2,817,244	$5,426,797
Accrued expenses	6,229,347	4,269,995
Reserve for customer chargebacks	—	302,175
Due to related parties	134,181	110,076
Income taxes payable	1,518,260	1,009,880
Total current liabilities	10,699,032	11,118,923
Deferred income taxes	275,008	302,465
Total liabilities	10,974,040	11,421,388
Minority interest	369,732	365,637
Commitments and contingencies
Shareholders' equity
Preferred stock - $.001 par value; 1,000,000 shares authorized;
none issued and outstanding	—	—
Common stock - $.001 par value; authorized 50,000,000 shares; issued
14,242,651 shares and 14,208,486 shares, respectively	14,242	14,208
Additional paid-in capital	43,212,454	43,584,229
Retained earnings	—	—
Accumulated other comprehensive income	1,031,616	877,302
Total shareholders' equity	44,258,312	44,475,739
Total liabilities and shareholders' equity	$55,602,084	$56,262,764

	February 28,	November 30,
	2006	2005

Working Capital	$29,487,156	$30,720,637
Current Ratio	$3.76	$3.76
Combined Cash and Marketable Securities	$30,488,837	$30,906,692
Common Stock Outstanding	14,242,651	14,208,406
Tangible Book Value	$2.40	$2.50
Combined Cash and Marketable Securities per share	$2.14	$2.18
Other Unaudited Operations Data for the periods presented:
Income from operations	$691,125	$197,801
Amortization	361,975	275,162
Depreciation	214,581	174,946
EBITDA (a)	$1,267,681	$647,909